Exhibit (e)(7)(vii)

AMENDMENT NO. 6

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA ADVISORS, LLC - CLASS IA SHARES

AMENDMENT NO. 6 to the Amended and Restated Distribution Agreement (“Amendment No. 6”), dated as of August 1, 2006, between EQ Advisors Trust, a Delaware business trust (the “Trust”) and AXA Advisors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, between the Trust and the Distributor (the “Agreement”), relating to the Class IA shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. The Trust and the Distributor have determined to add the EQ/AXA Rosenberg Value Long/Short Portfolio, EQ/Davis New York Venture Portfolio, EQ/Franklin Small Cap Value Portfolio, EQ/Franklin Income Portfolio, EQ/International ETF Portfolio, EQ/Mutual Shares Portfolio, EQ/Oppenheimer Global Portfolio, EQ/Oppenheimer Main Street Opportunity Portfolio, EQ/Oppenheimer Main Street Small Cap Portfolio, EQ/Templeton Growth Portfolio and EQ/Van Kampen Real Estate Portfolio (the “New Portfolios”) to the Agreement on the terms and conditions contained in the Agreement.

2.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first above set forth.

EQ ADVISORS TRUST		AXA ADVISORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Robert S. Jones, Jr.
Name:	Steven M. Joenk	Name:	Robert S. Jones, Jr.
Title:	President	Title:	Chairman

SCHEDULE A

CLASS IA SHARES

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Alliance Large Cap Growth Portfolio

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Small Cap Growth Portfolio

EQ/Ariel Appreciation II

EQ/Bernstein Diversified Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Equity 500 Index Portfolio

EQ/Evergreen International Bond Portfolio

EQ/Evergreen Omega Portfolio

EQ/FI Mid Cap Portfolio

EQ/FI Mid Cap Value Portfolio

EQ/Janus Large Cap Growth Portfolio

EQ/JPMorgan Core Bond Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Lazard Small Cap Value Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

EQ/Mercury International Value Portfolio

EQ/MFS Emerging Growth Companies Portfolio

EQ/MFS Investors Trust Portfolio

EQ/Money Market Portfolio

EQ/Small Company Index Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio

EQ/AXA Rosenberg Value Long/Short Portfolio

EQ/Davis New York Venture Portfolio

EQ/Franklin Income Portfolio

EQ/Franklin Small Cap Value Portfolio

EQ/International ETF Portfolio

EQ/Mutual Shares Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Templeton Growth Portfolio

EQ/Van Kampen Real Estate Portfolio